FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
August 23, 2005

Gehl Company
Subsidiary Guarantors Set Forth
  in Exhibit A Hereto
143 Water Street
West Bend, WI 53095

Ladies and Gentlemen:

        We have acted as counsel for Gehl Company, a Wisconsin corporation (the “Company”), and the subsidiaries of the Company set forth in Exhibit A hereto (the “Subsidiary Guarantors”), in conjunction with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectuses constituting a part thereof (collectively, the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (A) the issuance and sale by the Company from time to time of up to $75,000,000 aggregate amount of: (i) unsecured debt securities of the Company, which may be either senior or subordinated (the “Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by the Subsidiary Guarantors; (ii) shares of the Company’s common stock, $.10 par value (the “Common Stock”), and related Preferred Share Purchase Rights (the “Rights”) to be issued pursuant to the Rights Agreement, dated May 28, 1997, between the Company and American Stock Transfer and Trust Company, as amended (the “Rights Agreement”); (iii) shares of the Company’s preferred stock, $.10 par value (the “Preferred Stock”); (iv) warrants to purchase securities of the Company (the “Warrants”); (v) contracts to purchase shares of Common Stock or other securities of the Company (the “Stock Purchase Contracts”); and (vi) units, each comprised of a Stock Purchase Contract and either debt or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase securities under the Stock Purchase Contracts (the “Stock Purchase Units” and, together with the Debt Securities, the Guarantees, the Common Stock and related Rights, the Preferred Stock, the Warrants and the Stock Purchase Contracts, the “Securities”) and (B) the sale by Neuson Finance GmbH of 431,250 shares (646,875 shares following the Company’s three-for-two stock split payable August 24, 2005) of Common Stock (the “Neuson Shares”) and related Rights issued pursuant to the Rights Agreement (the “Neuson Rights”). The Prospectus provides that it will be supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

Gehl Company
Subsidiary Guarantors Set Forth
  in Exhibit A Hereto
August 23, 2005

        As counsel to the Company and the Subsidiary Guarantors, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the charter and By-laws of the Company and of each Subsidiary Guarantor, each as amended to date; (iii) the form of indenture for senior Debt Securities included as an exhibit to the Registration Statement (the “Senior Indenture”); (iv) the form of indenture for subordinated Debt Securities included as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); (v) the Rights Agreement; and (vi) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) each Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities and/or the Neuson Shares and the Neuson Rights offered thereby; (iii) all Securities will be issued and all Securities and/or the Neuson Shares and the Neuson Rights will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing each of the Senior Indenture, the Subordinated Indenture or any supplemental indenture to either of the Indentures; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities and/or the Neuson Shares and the Neuson Rights offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to newly issued shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Restated Articles of Incorporation and not otherwise reserved for issuance.

        Based upon the foregoing, we are of the opinion that:

    1.       All requisite action necessary to make any Debt Securities and any Guarantees valid, legal and binding obligations of the Company and the Subsidiary Guarantors, respectively, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

Gehl Company
Subsidiary Guarantors Set Forth
  in Exhibit A Hereto
August 23, 2005

    a.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

    b.       The Board of Directors of each Subsidiary Guarantor, or a committee thereof or one or more officers of such Subsidiary Guarantor, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of the Guarantees and to authorize the issuance and sale of such Guarantees;

    c.       The terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company or a Subsidiary Guarantor;

d. Such Debt Securities and, if applicable, Guarantees shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and

    e.       Such Debt Securities and, if applicable, such Guarantees shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    2.       All requisite action necessary to make any newly issued shares of Common Stock and the attached Rights validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, will have been taken when:

    a.       The Company’s Board of Directors, or a committee or senior executive officer thereof, in each case duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock and attached Rights; and

Gehl Company
Subsidiary Guarantors Set Forth
  in Exhibit A Hereto
August 23, 2005

    b.       Such shares of Common Stock and attached Rights shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    3.       All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, will have been taken when:

    a.       The Company’s Board of Directors, or a committee or senior executive officer thereof, in each case duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

    b.       Articles of Amendment to the Company’s Restated Articles of Incorporation with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock shall have been filed with the Wisconsin Department of Financial Institutions in the form and manner required by law; and

    c.       Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    4.       All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

Gehl Company
Subsidiary Guarantors Set Forth
  in Exhibit A Hereto
August 23, 2005

    a.       The Company’s Board of Directors, or a committee thereof or a senior executive officer of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

    b.       The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such warrant agreements shall have been duly executed and delivered;

d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

    e.       Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    5.       All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

    a.       The Company’s Board of Directors, or a committee thereof or a senior executive officer of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

    b.       The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

Gehl Company
Subsidiary Guarantors Set Forth
  in Exhibit A Hereto
August 23, 2005

c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

    d.       Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    6.       The Neuson Shares are validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debt owing to, employees of the Company for services performed, but not exceeding six months’ service is any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

    7.       The Neuson Rights have been validly issued.

        We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States. To the extent matters covered by our opinion are governed by the laws of a jurisdiction other than the State of Wisconsin or the federal laws of the United States, we have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner LLP

EXHIBIT A

Subsidiary Guarantors

Compact Equipment Attachments Inc.

Gehl Power Products, Inc.

Mustang Manufacturing Company, Inc.